Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2023, with respect to the financial statements of Onconetix, Inc. (formerly known as Blue Water Vaccines Inc.) (the “Company”) as of and for the year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ CBIZ CPAs P.C. 1

Los Angeles, California

December 10, 2024

[1]	In certain jurisdictions, CBIZ CPAs P.C. operates under its previous name, Mayer Hoffman McCann P.C.